Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release

For Immediate Release

Contact:

C. Harril Whitehurst, Jr.

Executive Vice President and CFO

804-897-3900

hwhitehurst@villagebank.com

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR 2016

AND PARTIAL REDEMPTION OF PREFERRED STOCK

Midlothian, Virginia, January 27, 2017. Village Bank and Trust Financial Corp. (the “Company”) (NASDAQ symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the three months and year ended December 31, 2016. All information for 2016 included in this release is unaudited and subject to change through the date of the filing of the Company’s Annual Report on Form 10-K.

Net income for the fourth quarter of 2016 amounted to $520,000, compared to net income of $11,932,000 for the third quarter of 2016 and net income of $96,000 for the fourth quarter of 2015. Net income available to common shareholders, which deducts from net income the dividends on preferred stock, amounted to net income of $330,000, or $0.23 per fully diluted share, for the fourth quarter of 2016, and a net loss of $78,000, or $0.06 per fully diluted share for the same period in 2015.

For the year ended December 31, 2016, the Company had net income of $13,513,000 and net income available to common shareholders of $12,776,000, or $8.99 per fully diluted share, compared to net income of $646,000 and net income available to common shareholders of $6,591,000, or $5.49 per fully diluted share, for the same period in 2015. Net income and net income available to common shareholders for the year ended December 31, 2016 were positively impacted by the reversal in the third quarter of 2016 of an $11,997,000 valuation allowance previously recorded against the net deferred tax asset. Netting this reversal against income tax expense for 2016 of $825,000 resulted in an income tax benefit of $11,172,000 for the year ended December 31, 2016. Net income available to common shareholders for the year ended December 31, 2015 was positively impacted by the forgiveness of principal and dividends on preferred stock amounting to $6,619,000 associated with the rights offering to shareholders and concurrent standby offering completed in March 2015.

Earnings

During Q4 2016, the Company continued its positive momentum in all areas and concluded a year in which our teams delivered strong revenue growth and expense improvements to produce 262% pretax earnings improvement. The commercial and retail banking teams grew core loans and low cost relationship deposits at a brisk pace during the quarter and the full year. Mix improvement on both the asset and liability sides of the balance sheet bolstered net interest margins throughout the year. Finally, Village Bank Mortgage Corporation delivered 21% full year pretax earnings growth backed by a strong fourth quarter. Pretax income broken down by Company is presented below (in thousands):

Operating Results By Company
	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Bank	$421	$135	$576	$431	$1,363	$407	$460
Mortgage Co	414	572	218	32	1	371	423
Hold Co	(135)	(127)	(135)	(61)	(1,268)	(307)	(799)
Total	$700	$580	$659	$402	$96	$471	$84

Q4 2016 quarterly results:

•	Net interest income increased by 0.1% from Q3 2016, and by 7.2% over Q4 2015.
•	Gross loans held for investment increased by $3.6 million, or 1.1%, from Q3 2016, and core loans (excludes purchased student loans which were strategically purchased as a low risk way to increase yield on interest earning assets) increased by 2.7% from Q3 2016.
•	Net interest margin of 3.43% declined by 7 basis points from 3.50% for Q3 2016 and by 3 basis points from 3.46% for Q4 2015.
•	Village Bank Mortgage Corporation earned $414,000 in pretax earnings, a decrease of $158,000 from Q3 2016, but an increase of $413,000 from Q4 2015.
•	During Q4 2016, the Company recorded a gain on a bank owned life insurance policy of $266,000.
•	The Company recorded a loss of $252,000 related to management’s decision to consolidate two branches in Chesterfield County. The charge reflects the present value of future lease obligations on this branch and the write down of improvements that were not yet fully amortized. As part of our strategic planning exercises during the last several years, we identified branches that we considered candidates for consolidation with other nearby branches while we executed our growth strategy and built out our mobile, online and other convenience banking capabilities. Since 2013, we have:

o	Expanded and enhanced our mobile, online and electronic banking capabilities for both consumers and businesses;
o	Doubled the staff and extended the operating hours and capabilities of our Customer Care Team;
o	Increased our marketing budget and strengthened our marketing expertise with two outside hires who have extensive retail, financial services and digital marketing experience,
o	Invested in applications that will allow clients to open deposit accounts and apply for loans online (which will be introduced in the first half of 2017).

We are adapting with the changing needs of the market. This is the last branch that we had been evaluating for closure. At this time, we are not considering any other branch closures, nor do we anticipate additional branch consolidation for the foreseeable future. Our key productivity metrics in retail banking, such as deposits per branch and staffing levels per branch, will be in line with our peers after this last branch consolidation. We believe that our branch network leaves us well positioned to achieve our growth objectives.

2016 compared to 2015:

•	Net interest income increased by 5.9%.
•	Gross loans held for investment increased by $30.3 million, or 9.9%. Excluding government guaranteed student loans (which were strategically purchased as a low risk way to increase yield on interest earning assets), loan balances grew $36.9 million, or 14.6%.
•	Total deposits increased by $18.4 million, or 5.1%, and low cost relationship deposits (noninterest-bearing demand, interest checking, money market and savings accounts) increased by $22.5 million, or 10.9%. This reduced our cost of funds by 5 basis points. Noninterest bearing demand deposits now account for 24% of total deposits compared with 22% at the end of 2015.
•	Net interest margin increased by 13 basis points, from 3.40% during 2015 to 3.53% during 2016.
•	Village Bank Mortgage Corporation earned $1,236,000 in pretax earnings in 2016 compared to $1,017,000 in 2015, an increase of $219,000, or 21.5%.
•	Noninterest expense decreased by 9.0%.
•	The reversal of the valuation allowance on the net deferred tax asset of $11,997,000 previously reported in Q3 2016 affected the results in 2016, and the forgiveness of principal and dividends on preferred stock amounting to $6,619,000 associated with the rights offering to shareholders and concurrent standby offering completed in March 2015 affected the results in 2015.

Loan Growth

2016 was a year of strong loan growth in the asset types we have been strategically targeting – commercial and industrial business loans, owner occupied commercial real estate and income producing property loans (non-owner occupied commercial real estate). With this robust core loan growth, we have allowed the purchased government guaranteed student loan portfolio to begin to run off, which is consistent with the strategy we outlined in 2014 and 2015. Total loans increased 9.9% during the year and 1.1% during Q4 2016. Excluding student loans, loans increased 14.6% during the year and 2.7% during Q4 2016. We continue to be very disciplined and selective in our land acquisition, development and for sale construction (“ADC”) lending. Our commercial real estate (“CRE”) concentrations are well within regulatory tolerances at 70% of total capital for ADC and 206% of total capital for total CRE. The following table provides additional details (in thousands):

LOANS OUTSTANDING
Loan Type	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
C&I + Owner occupied commercial real estate	$105,411	$106,078	$107,612	$95,189	$89,342
Nonowner occupied commercial real estate	67,078	61,607	55,256	50,659	46,962
Consumer/Residential	81,250	79,950	81,897	84,047	83,594
Acquisition, development and construction	33,862	32,000	29,982	32,108	31,150
Student	47,398	51,381	46,781	49,445	53,989
Other	2,101	2,520	1,691	1,798	1,734
Total loans	$337,100	$333,536	$323,219	$313,246	$306,771

Asset Quality

•	The Company continued to improve asset quality during Q4 2016 as shown in the following table (in thousands):

Asset Quality Metrics
Metric	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Classified Assets	$10,454	$11,671	$12,619	$13,994	$15,375
Nonperforming Assets (NPAs)	5,328	6,147	6,782	9,352	9,967
Net Charge-offs (Recoveries)	46	104	88	(49)	(66)
Expense related to foreclosed assets (OREO)	143	79	70	101	288

•	NPAs (nonaccrual loans and foreclosed real estate) now represent only 1.20% of total assets, and declined by 13.3% during Q4 2016 and by 46.5% since Q4 2015.
•	Classified Assets, a broader measure of problem assets, declined by 10.4% during Q4 2016 and by 32.0% since Q4 2015.

Capital

The capital of the Company and the Bank continue to improve. The Company meets eligibility criteria of a small bank holding company in accordance with the Federal Reserve Board’s Small Bank Holding Company Policy Statement issued in February 2015, and is no longer obligated to report consolidated regulatory capital. The Bank continues to be subject to various capital requirements administered by banking agencies. The Bank’s capital ratios at the indicated dates were as follows:

Bank Capital Ratios
Ratio	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Common equity tier 1	14.28%	14.24%	13.51%	13.02%	12.85%
Tier 1	14.28%	14.24%	13.51%	13.02%	12.85%
Total capital	15.33%	15.32%	14.68%	14.20%	14.02%
Tier 1 leverage	10.47%	10.61%	9.68%	9.50%	9.33%

The Company intends to pay all accrued and unpaid dividends on its Fixed Rate Cumulative Preferred Stock, Series A, through February 15, 2017, as well as redeem 688 shares of the total 5,715 shares outstanding on February 24, 2017. The Company has provided a notice of redemption to preferred shareholders which is required at least 30 days prior to the date of redemption. The payment of accrued and unpaid dividends as well as the redemption of shares was approved by state and federal regulators.

Bill Foster, President and CEO, commented “Our team accomplished a great deal on many fronts during 2016, but I am most proud of the traction we established in growing relationships in consumer, commercial and mortgage banking and the success we had in attracting talented professionals to our team. We are relationship driven to our core. We build deep and lasting relationships on a foundation of trust, exceptionally professional and caring service, a genuine desire to help our clients thrive and the expertise to help them do just that. Our success in 2016 demonstrates to us that there are plenty of families, businesses, professional firms, nonprofits, business owners, referral sources and prospective team members who value what we offer. In 2017, we will continue to focus on executing our strategy in a disciplined manner and growing the business.”

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. The Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has ten branch offices. The Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

•	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
•	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
•	the effects of future economic, business and market conditions;
•	our inability to maintain our regulatory capital position;
•	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
•	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
•	risks inherent in making loans such as repayment risks and fluctuating collateral values;
•	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
•	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
•	governmental monetary and fiscal policies;

•	changes in accounting policies, rules and practices;
•	reliance on our management team, including our ability to attract and retain key personnel;
•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
•	demand, development and acceptance of new products and services;
•	problems with technology utilized by us;
•	changing trends in customer profiles and behavior; and
•	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

Financial Highlights

(Dollars in thousands, except per share amounts)

	December 31,
	2016	2015
	(Unaudited)
Balance Sheet Data
Total assets	$444,802	$419,941
Investment securities	43,894	37,919
Loans held for sale	14,784	14,373
Loans, net	334,387	303,879
Deposits	383,277	364,848
Borrowings	11,245	15,272
Shareholders' equity	43,614	30,359
Book value per share	$26.54	$17.38
Total shares outstanding	1,428,261	1,417,775

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	1.00%	1.16%
Nonaccrual loans	140.42%	95.78%
Nonperforming assets to total assets	1.20%	2.37%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Selected Operating Data
Interest income	$4,099	$3,898	$15,989	$15,504
Interest expense	651	683	2,609	2,867
Net interest income before provision for loan losses	3,448	3,215	13,380	12,637
(Recovery of) provision for loan losses	-	(2,000)	-	(2,000)
Noninterest income	2,837	2,282	10,850	10,058
Noninterest expense	5,585	7,401	21,889	24,049
Income tax expense (benefit)	180	-	(11,172)	-
Net income	520	96	13,513	646
Net income (loss) available to common shareholders	330	(78)	12,776	6,591
Earnings (loss) per share
Basic	$0.23	$(0.06)	$8.99	$5.65
Diluted	$0.23	$(0.06)	$8.99	$5.49

Performance Ratios
Return on average assets	0.46%	0.09%	3.15%	0.15%
Return on average equity	4.70%	1.22%	38.81%	2.29%
Net interest margin	3.44%	3.46%	3.53%	3.40%